Exhibit 99.(a)(21)

CALAMOS INVESTMENT TRUST

AMENDMENT NO. 20

TO

THE FOURTH AMENDED AND RESTATED AGREEMENT

AND DECLARATION OF TRUST

AMENDMENT NO. 20 to the Fourth Amended and Restated Agreement and Declaration of Trust dated as of May 15, 2012, as amended (the “Declaration of Trust”) of Calamos Investment Trust (the “Trust”), made as of the 6th day of January, 2022.

WITNESSETH:

WHEREAS, Article VII, Section 7.3 of the Declaration of Trust provides that the Declaration of Trust may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

WHEREAS, Article IV, Section 4.1 of the Declaration of Trust provides that the establishment and designation of any Sub-Trust or of any class of Shares of any Sub-Trust in addition to those established and designated in Section 4.2 of the Declaration of Trust shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Sub-Trust or class, or as otherwise provided in such instrument; and

WHEREAS, the Trustees have previously established and designated nineteen Sub- Trusts of the Trust (the “Series”), being Calamos Convertible Fund, Calamos Growth and Income Fund, Calamos Global Opportunities Fund, Calamos Growth Fund, Calamos Market Neutral Income Fund, Calamos High Income Opportunities Fund, Calamos Select Fund, Calamos International Growth Fund, Calamos Global Equity Fund, Calamos Total Return Bond Fund, Calamos Evolving World Growth Fund, Calamos Dividend Growth Fund, Calamos Global Convertible Fund, Calamos Hedged Equity Fund, Calamos Phineus Long/Short Fund, Calamos Short-Term Bond Fund, Calamos Timpani Small Cap Growth Fund, Calamos Timpani SMID Growth Fund, and Calamos Global Sustainable Equities Fund; and

WHEREAS, on December 14, 2021, the Trustees voted unanimously to designate a new Sub-Trust, Calamos International Small Cap Growth Fund, and authorize the Secretary to execute and file this Amendment to the Declaration of Trust (the “Amendment”); and

NOW, THEREFORE, effective January 6, 2022, the Declaration of Trust is hereby amended as follows:

I. The first paragraph of Article IV, Section 4.2 (other than subsections (a) through (m) thereof) of the Declaration of Trust is hereby amended to read in pertinent part as follows:

“Section 4.2 Establishment and Designation of Sub-Trusts and Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty Sub-Trusts:

Calamos Convertible Fund

Calamos Growth and Income Fund

Calamos Global Opportunities Fund

Calamos Growth Fund

Calamos Market Neutral Income Fund

Calamos High Income Opportunities Fund

Calamos Select Fund

Calamos International Growth Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Dividend Growth Fund

Calamos Global Convertible Fund

Calamos Hedged Equity Fund

Calamos Phineus Long/Short Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

Calamos Timpani SMID Growth Fund

Calamos Global Sustainable Equities Fund

Calamos International Small Cap Growth Fund

each of which shall have three classes of Shares, designated Class A, Class C, and Class I, except for Calamos International Growth Fund, Calamos Growth and Income Fund, Calamos Global Equity Fund, Calamos Market Neutral Income Fund, Calamos Timpani Small Cap Growth Fund, Calamos Global Sustainable Equities Fund, and Calamos International Small Cap Growth Fund which shall have four classes of Shares, designated Class A, Class C, Class I, and Class R6; Calamos Timpani SMID Growth Fund which shall have three classes of Shares, designated Class A, Class I, and Class R6; and Calamos Short-Term Bond Fund which shall have two classes of Shares, designated Class A and Class I, or such classes as may from time to time be established and designated. The Shares of such Sub- Trusts and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”

The undersigned hereby certifies that Amendment No. 20 to the Fourth Amended and Restated Agreement and Declaration of Trust set forth above has been duly adopted in accordance with the provisions of the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has hereto set his hand as of the day and year first above written.

By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson
Title:	Secretary